EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) by Cascade Natural Gas Corporation (the “Company”), each of the undersigned hereby certifies that:

1.                                       The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cascade Natural Gas Corporation and will be retained by Cascade Natural Gas Corporation and furnished to the Securities and Exchange Commission or staff upon request.

/s/ W. Brian Matsuyama
W. Brian Matsuyama
President and Chief Executive Officer

/s/ J. D. Wessling
J.D. Wessling
Senior Vice President – Finance and Chief Financial Officer